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                                                                    EXHIBIT 99.1


                  MEDIRISK TO ACQUIRE CITIZEN 1 SOFTWARE, INC.
                          CHANGES NAME TO CAREDATA.COM
     -Announcement Signals Accelerated Expansion Into Internet Marketplace-

ATLANTA, (June 2, 1999) - Medirisk, Inc. (Nasdaq/NM:MDMD) today announced that it has entered into a definitive agreement to acquire San Francisco-based Citizen 1 Software, Inc. The acquisition reflects the Company's evolution into a leader in the digital healthcare marketplace and serves as the catalyst for a corporate name change to Caredata.com, Inc. The corporate name change from Medirisk, Inc. to Caredata.com, Inc. is effective immediately. In addition, effective the morning of June 21, 1999, the Company's common stock will switch to trading under its new symbol "CDCM" on the Nasdaq National Market.

Citizen 1's suite of tools organizes the Internet's broad base of healthcare content, allowing efficient access to the most relevant information and avoiding the clutter and confusion created by the multitude of Web sites. Supported by an editorial staff and sophisticated search technology, Citizen 1 offers its advanced Web research capabilities via a free, consumer-based version at www.citeline.com, while premium Internet and intranet versions are used by healthcare industry researchers on a subscription basis. Premium versions of CiteLine offer notification of content changes and dramatically improve research productivity by allowing simultaneous searches of the "invisible" Web databases, repositories of content which are typically reachable only through a particular site's own search engine.

Caredata.com intends to integrate Citizen 1 Software with its current Internet-based offerings in a move that the Company believes will significantly enhance the value of the Company's healthcare content and information applications. The result will enable the Company to deliver a broad array of healthcare information-based products to a larger customer base through a variety of channels, including the Internet, as well as more efficiently serve its existing customers. Caredata.com believes that Citizen 1's Internet technology and information organizational tools will provide future opportunities for Caredata.com to create information portals in additional markets.

"Acquiring Citizen 1 Software accelerates our initiative to bring more of our products and services online," said Mark Kaiser, Chairman and Chief Executive Officer of Caredata.com. "The expertise, technology and Internet relationships Citizen 1 possesses will allow us to leverage existing product investments and solidify our position as one of the largest healthcare-related Internet content companies in terms of customers and a sound revenue base."

Mr. Kaiser noted that the addition of Citizen 1 provides a great opportunity to bring together the eleven other acquisitions that the Company has completed over the last three years into one brand, Caredata.com. "We believe that a single brand will open doors to additional growth opportunities for Caredata.com. This will facilitate greater penetration within existing and potential markets for many of our products and services, and it will also showcase the depth and breadth of our healthcare content when compared to competitors' offerings."

"Leveraging the distribution capabilities of the Internet to support our current business model is a natural extension of our business strategy and maximizes the value inherent in our information

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products," said Ken Goins, President and Chief Operating Officer of
Caredata.com. "For example, our commercial credentialing database containing information on over 900,000 physicians and other healthcare professionals is ideally suited for packaging for broad consumer access via the Internet."

"We recognize the growth opportunities available in the digital healthcare industry," said Mr. Goins. "With the addition of Citizen 1, we can deliver powerful, objective healthcare research and analysis tools to both corporations and individual consumers through a variety of transaction models. Citizen 1 will give Caredata.com the technology to leverage the Internet as a content source and combine it with our proprietary intelligence. The result will be a brandable, single-source offering that will produce and distribute healthcare information to our clients via subscriptions, licensing and individual transactions."

Caredata.com has agreed to purchase Citizen 1 for $5.0 million in cash and approximately 770,000 shares of Caredata.com common stock. The respective Boards of Directors of both companies have approved the acquisition, it has received the necessary approvals of the shareholders of Citizen 1, and it is anticipated to close within the next several business days. Caredata.com expects to record a non-recurring charge for in-process research and development costs of approximately $5.0 million during the second quarter. During the remainder of 1999 and early 2000, Caredata.com expects to record approximately $500,000 in integration costs relating to the Citizen 1 transaction, the Company's third acquisition in 1999.

In 1998, Citizen 1 Software recorded approximately $1.0 million in revenues and an operating loss of approximately $2.3 million. Over the next several months, Caredata.com plans to leverage its healthcare content and applications as well as Citizen 1's proven revenue base to create a leading brand in the digital healthcare marketplace. To establish Caredata.com as a leading brand, the Company expects to increase its investment in Internet-related activities, including marketing, advertising and the development of its Caredata.com Web portal, by approximately $2.0 million in 1999 and 2000.

"We are excited to become part of Caredata.com's initiative to add value to decision-making by expanding the public's access to actionable healthcare information," said Zorba Lieberman, CEO of Citizen 1 Software and, upon completion of the acquisition, a Senior Vice President of Caredata.com. "Integrating our Web-based technology with Caredata.com's information will allow us to deliver powerful and objective healthcare intelligence directly to users' desktops anytime, anywhere."

CONFERENCE CALL

Caredata.com will conduct a conference call to discuss its acquisition of Citizen 1 Software and its Internet branding initiative at 5:15 PM eastern on June 2, 1999. Investors will have the opportunity to listen to the conference call over the Internet through Vcall at http://www.vcall.com. To listen to the live call, please go to the Web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.


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ABOUT CAREDATA.COM

Caredata.com is a leading provider of healthcare intelligence that drives decision-making among businesses and consumers. Caredata.com's more than 1,000 commercial customers use its products and services to make objective comparisons of the financial costs and clinical outcomes of physician services, analyze the supply of and demand for healthcare services, assess member satisfaction with specific managed care plans and verify the background and credentials of physicians.

These capabilities assist healthcare industry participants in strategic planning, effective contracting, improving the delivery of care and increasing profitability. Caredata.com's headquarters are located in Atlanta, Georgia. Caredata.com can be found on the Internet at www.caredata.com.

This press release, particularly the statements by Messrs. Kaiser, Goins and Lieberman, and the anticipated costs to be recorded by Caredata.com, includes forward-looking statements related to Caredata.com that involve risks and uncertainties including, but not limited to, quarterly fluctuations in results, the management of growth, plans for integrating acquired businesses, market acceptance of certain products and other risks. These forward-looking statements are made in reliance on the safe harbor provisions of the Private securities Litigation Reform Act of 1995. For further information about these factors that could affect Caredata.com's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of these filings are available upon request from Caredata.com's investor relations department